FOR IMMEDIATE RELEASEExhibit 99.1

VOXX INTERNATIONAL CORPORATION CLOSES ON SALE OF ITS PULHEIM REAL ESTATE AND WILL CONTINUE TO OPERATE ITS GERMAN ACCESSORIES BUSINESS

ORLANDO, FL. – October 2, 2019 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for global markets, announced today that on September 30, 2019, it closed on the sale of its Pulheim real estate and received net proceeds of approximately $9.7 million (based on the Euro to US dollar conversion rate at that time) after payment of the outstanding mortgage and transactional costs.

Additionally, on September 30, 2019, VOXX received a notice of rescission from HF Company with respect to its previously announced definitive agreement to sell VOXX German Accessory Holdings GmbH.

The Company previously announced on June 12, 2019 that it had reached a definitive agreement to sell VOXX German Accessory Holdings GmbH, which comprised the operations of Oehlbach Kabel GmbH (“Oehlbach”) and Schwaiger GmbH (“Schwaiger”) to HF Company for approximately $19.0 million, based on the Euro to US dollar conversion at that time.

The notice of rescission received by the Company was due to HF Company’s inability to secure bank financing for the implementation of the transaction. As such, VOXX International Corporation will retain the Oehlbach and Schwaiger operations and will continue to market and distribute their diverse and innovative accessory offerings. Further, the Company believes that based on the changes previously announced to realign these units into one operating entity, it will be in a stronger position to improve bottom-line performance of an already profitable unit. Additionally, the rescission notice received includes the purchase option by VOXX German Holdings GmbH to HF Company relating to the real estate leased by Schwaiger.

Pat Lavelle, President and Chief Executive Officer of VOXX International Corporation, stated, “We are pleased to close on the sale of our real property in Pulheim and strengthen our balance sheet. We took action in fiscal 2019 to reorganize our international business and consolidate the operations of Schwaiger and Oehlbach into one operating entity. While the proposed accessories transaction would have further strengthened our balance sheet, we are satisfied to keep these strong European brands as they have been consistent earnings contributors in the past, and we expect that will continue in the future. Our strategy to potentially divest and acquire assets remains intact and our #1 focus remains to position VOXX for improved and sustainable profitability in the years ahead.”

About VOXX International Corporation

VOXX International Corporation (NASDAQ: VOXX) has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, as well as premium high-end audio. Today, VOXX International is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world’s leading automotive manufacturers. The Company has an international footprint in Europe, Asia and Latin America, and a growing portfolio, which comprises over 30 trusted brands. For additional information, please visit our website at www.voxxintl.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to: statements with respect to the anticipated results of the proposed transaction; the proposed transaction's anticipated benefits to the Company; the anticipated closing of the proposed transaction; and, other risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2019 which was filed with the SEC on May 14, 2019, as amended on Form 10-K/A filed on May 30, 2019, and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the Company's ability to realize the anticipated results of its business realignment; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants.

Investor & Media Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Tel: 212-786-6011 / Email: gwiener@GWCco.com